                                                                   EXHIBIT 10.26

                           BEFORE THE STATE OF WISCONSIN
                      DEPARTMENT OF NATURAL RESOURCES

In the Matter of the                )
Hayton Area Remediation             )      CONSENT ORDER NO. 2004-COEE-010
Project (HARP), located in and near )      FACILITY ID NO. WID006116529
The City of New Holstein, Calumet   )
County, Wisconsin                   )

                      FINDINGS OF FACT, CONCLUSIONS OF LAW
                                AND CONSENT ORDER

                                FINDINGS OF FACT

      For the purposes of this Consent Order only, the following constitutes the Department of Natural Resource's summary of facts upon which Consent Order No. 2004- COEE-010 ("this Consent Order") is based. None of the facts related herein shall be considered to be admissions by any party.

1. Tecumseh Products Company ("Tecumseh") is a Michigan corporation with a corporate address of 100 East Patterson Street, Tecumseh, MI 49286. Tecumseh owns and operates a facility located at 1604 Michigan Avenue in New Holstein, Wisconsin ("the Facility").

2. The Department of Natural Resources ("the Department" or "WDNR") alleges that at some time in the past, polychlorinated biphenyls ("PCBs") and other hazardous substances, were discharged from the Facility to the environment.

3. Deposits of PCBs and other hazardous substances have been found in drainage ditches adjacent to the Tecumseh facility, in Jordan Creek, Pine Creek, the Hayton Millpond, and in the overbank and floodplain areas associated with these waterways. The Department believes that the deposits are the result of discharges from the Facility.

4. Historically, the area has been referred to as the Hayton Area Remediation Project, or HARP, and divided into segments referred to as operable units 1 through 4. For purposes of this Consent Order, the areas contaminated with PCBs and other hazardous substances, located between the storm water outfall at Taft Avenue in New Holstein and the Hayton Millpond, without reference to operable units, constitutes "the Site." This Consent Order does not relate to, and WDNR waives no rights or authority to take enforcement action with respect to, PCBs and other hazardous substances that have migrated beyond the boundaries of the Site.

5. In 2001, Tecumseh conducted a voluntary removal of PCBs and other contaminants originating from the Facility, in the portion of the Site, North of New Holstein, known as OU-1 West and OU-1 East.

6. In 2004, Tecumseh conducted a voluntary removal of PCBs and other hazardous substances originating from the Facility in the portion of the Site from and including segment 7 in OU-1 to Danes Road in OU-2.

7. Additional investigation, characterization and removal of PCBs and other hazardous substances, known to the parties as of the date of this Consent Order (the "Known Contaminants"), must be completed, as required by WDNR, for the entire Site (the "Work"). The Work shall include, among other things, long-term maintenance of sediment traps, long-term monitoring and other such incidents of remediation as may be required by WDNR.

8. Tecumseh has entered into an agreement with the TRC Companies, Inc. ("TRC Companies"), under which the TRC Companies will sign this Consent Order and, in accordance with the agreement, agree to be held jointly and severally responsible for completing all additional Work at the Site.

9. Tecumseh has purchased insurance policies from AIG to ensure that the Work will be completed to the satisfaction of the Department.

10. Tecumseh will purchase "cost cap" insurance coverage that will provide for payment of remediation costs in excess of the estimated cleanup costs for the Site. Tecumseh also will purchase pollution legal liability insurance coverage, to provide cleanup costs for contamination conditions that are not caused by Known Contaminants and that may be discovered after this Consent Order is signed. The cost cap, remediation cost escrow and PLL coverage, with a term of 20 years, will have a combined coverage limit of $40 million.

11. Tecumseh has provided the Department with a certificate of insurance that is included with this Consent Order as Exhibit A.

                              CONCLUSIONS OF LAW

It is the Department's position that:

1. PCBs and other contaminants detected at the Site are hazardous substances as defined in s. 292.02(5), Wis. Stats.

2. As the owner and operator of the New Holstein Facility, Tecumseh caused the discharge of PCBs and other hazardous substances to the environment. Tecumseh is therefore required under s. 292.11 (3), Wis. Stats., to take the actions necessary to restore the environment to the extent practicable and to minimize the effects from the discharges to the air, lands or waters of the state.

3. Under s. 292.11(7)(c), Wis. Stats., the Department has the authority to issue special orders to the person responsible for causing the discharge of hazardous substances to the environment, to fulfill the requirements imposed under s. 292.11, Wis. Stats., and chs. NR 700 to 728, Wis. Admin Code.

4. This Consent Order is necessary to accomplish the purposes of s. 292.11, Wis. Stats., and chs. NR 700 to 728, Wis. Admin. Code.

5. This Consent Order is enforceable under ss.299.95 and 299.97, Wis. Stats., against TRC Companies and Tecumseh.

                                 CONSENT ORDER

      Based on the foregoing Findings of Fact and Conclusions of Law, the Department of Natural Resources therefore orders, and Tecumseh and TRC Companies agree, that Tecumseh and TRC Companies shall do the following.

      A.    Statement of Work and Agreed Remediation Methodology

            1. TRC Companies shall conduct the investigation and remediation of the Site as directed by WDNR in accordance with the procedures and methodology set forth in the Statement of Work attached hereto and incorporated herein as Exhibit B.

            2. TRC Companies and Tecumseh shall be responsible for re-openers for the Site. A re-opener for purposes of this Consent Order shall constitute any required remediation of Known Contaminants discovered after the issuance of a No Further Action (NFA) letter by WDNR.

            3. All Work performed under this Consent Order shall be conducted in accordance with the requirements of WDNR in compliance with applicable federal, state, and local law ("Applicable Law").

            B.    Work Substitution Process and Obligations of the Parties.

                  1. TRC Companies and Teeumseh have an arrangement pursuant to which TRC Companies assumes certain liabilities, obligations, and rights of Tecumseh with regard to the Site, including, for purposes relevant to this Consent Order, the obligation to perform the Work. All parties have determined that TRC Companies' performance of the Work will be best effected through TRC Companies becoming a party to this Consent Order.

                  2. TRC Companies shall be primarily responsible for performing the Work and satisfying all other obligations of Tecumseh under this Consent Order. WDNR concurs with and approves this arrangement. Notwithstanding anything to the contrary contained herein, TRC Companies and Tecumseh recognize that they are obligated jointly and severally under this Consent Order with respect to the Work. Tecumseh shall not be subject to penalties based upon a violation by TRC Companies of this Consent Order. Following a Default (defined below) by TRC Companies hereunder, WDNR agrees to seek corrective measures first from TRC Companies rather than Tecumseh. In the exercise of its enforcement discretion, WDNR may take any action in accordance with this Consent Order to induce TRC Companies to remedy non-compliance to WDNR's satisfaction. Nothing in this Consent Order shall be construed as imposing liability on TRC Companies as a responsible party for the contamination under Applicable Law. TRC Companies agrees, however, that WDNR shall have full authority to enforce the terms and conditions of this Consent Order against TRC Companies.

                  3. TRC Companies shall be deemed to be in Default under this Consent Order upon the occurrence, as determined by WDNR in its enforcement discretion, of one or more of the following: (1) the failure by TRC Companies to cure noncompliance with a directive or requirement under this Consent Order within the period of time allowed by WDNR or such other time agreed to by WDNR, in its reasonable discretion, if a cure cannot be completed in such time and TRC Companies has commenced a cure and is reasonably and diligently prosecuting the same to completion; (2) implementation of the Work by TRC Companies in a manner which presents a significant risk of causing endangerment to human health, safety or the environment, after written notice by WDNR and failure by TRC Companies to cure the same after a reasonable period of time, which shall in no event exceed ten (10) days from the date of notice, or such other time agreed to by WDNR, in its reasonable discretion, if a cure cannot be completed in such time and TRC Companies has commenced a cure and is reasonably and diligently prosecuting the same to completion, except in the case of an emergency or imminent threat to human health, safety or the environment; or (3) TRC Companies' cessation of performance of the Work for any reason, including insolvency and/or bankruptcy after written notice by WDNR and failure by TRC Companies to cure the same after a reasonable period of time, which shall in no event exceed thirty (30) days from the date of notice, or such other time agreed to by WDNR, in its reasonable discretion, if a cure cannot be completed in such time and TRC has commenced a cure and is reasonably and diligently prosecuting the same to completion, except in the case of an emergency or imminent threat to human health, safety or the environment. If WDNR determines that there is an emergency or imminent threat to human health, safety or the environment, WDNR shall notify TRC Companies and require that it take immediate action to respond to the emergency or threat. If TRC Companies is unable or unwilling to take immediate action, WDNR may exercise its authority to respond to the emergency or imminent threat and recover its reasonable and necessary response costs from TRC

Companies. Tecumseh shall receive a concurrent copy of any notice provided by WDNR to TRC Companies hereunder.

                  4. If WDNR determines that TRC Companies is in Default, WDNR may issue a written a Notice of Default ("Notice") to TRC Companies. WDNR shall provide Tecumseh with a copy of the Notice. The Notice will state the reasons for the determination of Default and define the requirements and time period for TRC Companies to cure the Default. TRC Companies may accept the Notice and implement the actions necessary to cure the same as specified in the Notice or it may dispute the determination in accordance with the dispute resolution procedures set forth below. If TRC Companies accepts the Notice, TRC Companies shall diligently pursue the actions specified in the Notice until the Default is cured to the satisfaction of WDNR. If the Default is not cured or if TRC Companies fails to diligently pursue the cure, WDNR, as applicable, may require Tecumseh to replace TRC Companies. The obligations and procedures of Tecumseh for replacing TRC Companies (and any subsequent replacement for TRC Companies) pursuant to this Section are as follows:

                        (a) Within thirty (30) days of receipt of WDNR's written demand to replace TRC Companies, or Tecumseh's election to replace TRC Companies, Tecumseh shall notify the WDNR of its proposed replacement contractor. During this period, TRC Companies shall remain subject to all requirements of this Consent Order, including any penalties for noncompliance. However, upon WDNR's written acceptance of the replacement contractor retained by Tecumseh, which acceptance shall not be unreasonably withheld or delayed, additional penalties, if any, shall cease to accrue against TRC Companies. The replacement contractor shall begin performance of the Work within thirty (30) days of receipt of WDNR's acceptance of the replacement contractor or such other longer time period as specified by WDNR.

                        (b) Tecumseh shall submit the following information to any contractor selected as the replacement contractor:

                        (1)   a copy of this Consent Order; and

                        (2) notice that any replacement contractor must agree to become bound by the terms of this Consent Order and assume the obligations of TRC Companies (other than for penalties and costs, if any, that accrued prior to the effective date of the replacement) through execution and delivery of a signature page, which shall be an addendum to this Consent Order and which shall bind the replacement contractor, and subject it to all requirements and obligations hereunder, as if the replacement contractor had been an original signatory hereto.

 C.   Dispute Resolution

                        1. In the event TRC Companies disputes WDNR's Default determination as provided above, or disputes a determination by WDNR under section M (Stipulated Penalties), herein, TRC Companies and WDNR shall attempt to resolve the dispute expeditiously, informally, and in good faith. If either party determines informal resolution of the dispute is not possible, that party shall notify the other party in writing. Within ten (10) days thereof, TRC Companies shall submit to WDNR a statement of the issues in dispute, the relevant facts upon which the dispute is based, all relevant factual data, analysis or opinion supporting its position, and supporting documentation. Tecumseh may, in its discretion, also submit a statement to WDNR. WDNR may, but is not obligated to, prepare a response to TRC Companies' statement within ten (10) days after receipt of the statement. During this period, TRC Companies and WDNR shall continue to attempt to negotiate, in good faith, a resolution of their differences. The time periods for exchange of written documents may be extended by agreement of all the parties.

                        2. An administrative record of any dispute under this section shall be maintained by WDNR and shall contain the Notice and any accompanying materials, the statements, all materials exchanged during the dispute resolution process, any correspondence between WDNR and TRC Companies regarding the dispute, and all supporting documentation. The administrative record shall be available for inspection by all parties. If WDNR does not concur with the position of TRC Companies, the appropriate WDNR representative(s) shall resolve the dispute based upon the administrative record and consistent with the terms and objectives of this Consent Order, and shall provide written notification of such resolution to TRC Companies and Tecumseh. TRC Companies and Tecumseh will be afforded an opportunity to meet and present their positions to the WDNR representative prior to a decision being made to resolve the dispute.

                        3. TRC Companies' obligations under this Consent Order, other than the obligations affected by the dispute, shall not be tolled by submission of any objection for dispute resolution under this section, unless otherwise agreed to by WDNR. Work and/or other obligations not affected by the dispute shall be completed in accordance with the schedule established by WDNR, unless otherwise agreed to by WDNR. Following resolution of the dispute, as provided by this section, TRC Companies or the replacement contractor, as appropriate, shall fulfill the requirement that was the subject of the dispute in accordance with the agreement reached or with WDNR's decision, as applicable.

      D.    Payment of Oversight Costs

      TRC Companies agrees to pay WDNR for its reasonable costs, calculated pursuant to WDNR's applicable oversight cost policies, including staff or contractor costs, incurred in supervising the Work hereunder. Following receipt of an invoice from WDNR, payment shall be made in the form of a check made payable to, and delivered to, the Department of Natural Resources. WDNR shall not assert, and hereby waives any rights to, oversight costs incurred or outstanding prior to the date of this Consent Order.

      E.    Force Majeure

      1. TRC Companies shall cause all Work to be performed within the time limits specified by WDNR, unless the schedule is amended in writing by mutual agreement of the parties or unless performance is delayed by events that constitute a force majeure. For the purposes of this Consent Order, a "force majeure" is an event arising from causes beyond the control of TRC Companies or Tecumseh, as applicable, and any consultant, contractor or other entity hired by TRC Companies or Tecumseh to conduct any of the activities required under this Order, which delays or prevents performance of any obligations under this Agreement. Force majeure events include, but are not limited to, denial or delay in obtaining access to adjacent properties that is necessary to implement the work as long as TRC Companies or Tecumseh are making, in WDNR's judgment, reasonable commercial efforts to obtain such access, or a permit or other authorization from a governmental agency or other party that is necessary to implement the Work; provided, however, that TRC Companies or Tecumseh, as applicable, has submitted a timely application for any access, permit or authorization. With respect to permits or authorizations sought from the US Environmental Protection Agency ("EPA"), TRC Companies or Tecumseh shall be deemed to have submitted a timely application if the application is submitted to EPA concurrently with its submittal to WDNR. Increases in cost or changes in economic circumstances do not by themselves constitute a force majeure.

      2. TRC Companies or Tecumseh, as applicable, shall notify the Department in writing no later than five (5) business days after TRC Companies or Tecumseh, as applicable, becomes aware of any event that TRC Companies or Tecumseh, as applicable, contends is a force majeure. Such notification shall describe the anticipated length of the delay. The Department shall promptly provide TRC Companies or Tecumseh, as applicable, with a written decision as to whether the event constitutes a force majeure. If the Department agrees that a delay is attributable to a force majeure, which agreement shall not be unreasonably withheld or delayed, the scheduled delivery date that has been established for the performance of any activity required under this Agreement that has been delayed by the force majeure shall be extended by adding to the scheduled delivery date the number of days attributable to the delay caused by the force majeure.

      F.    Natural Resource Damages Settlement

            It is WDNR's position that the presence of PCBs at the Site, and corresponding Site-specific fish consumption advisories, constitute Natural Resources Damages ("NRD") within the State for which WDNR alleges Tecumseh is liable to the State under 42 U.S.C. section 9607(f): The Secretary of WDNR, as Trustee and as the authorized representative of the State for NRD, has determined that the proper measure of such NRD is $350,000. Tecumseh hereby accepts WDNR's assessment of NRD and agrees to pay $350,000 to the Natural Resources Foundation of Wisconsin, on or before March 1, 2005 to resolve any liability to the State for NRD under 42 U.S.C. section 9607 and other Applicable Law for the Site. The WDNR, as trustee for NRD matters for the Site, hereby waives and discharges and grants a full and complete release to Tecumseh from and against any liabilities, claims or demands owed or owing the State of Wisconsin for NRD claims for the Site.

      G.    Site Access

            1. To the extent that property on which the Work is to be conducted is presently owned by parties other than TRC Companies or Tecumseh, TRC Companies or Tecumseh shall use best efforts to obtain access agreements from the present owners within sixty (60) days of the date the Work is scheduled to commence in the portion of the Work area for which access is sought. For purposes of this section, "best efforts" includes the payment of reasonable sums of money in consideration of access. Access agreements shall provide access for WDNR and all authorized representatives of WDNR to enter and move freely about the subject property at all reasonable times in connection with its supervision of the Work.

            2. TRC Companies shall immediately notify WDNR if, after using its best efforts, it is unable to obtain such agreements. TRC Companies shall describe in writing its efforts to obtain access. WDNR may then assist TRC Companies in gaining access, to the extent necessary to effectuate the activities required by the Order, using such means as WDNR deems appropriate.

      H.    Covenant Not To Sue

            Except as otherwise provided herein, from the effective date of this Order, for as long as the terms herein are complied with, and upon or after termination of the Order pursuant to the terms hereof, the Department covenants not to sue (1) TRC Companies, a replacement contractor, or Tecumseh regarding Work or other activities of TRC Companies, a replacement contractor, or Tecumseh under this Order for which there is no Default or (2) Tecumseh, for any forfeitures or other penalties for any violation of Spill Response Agreements previously entered into with WDNR or for any violation of Applicable Law due to the presence of the Known Contaminants within the boundaries of the Site that occurred before the effective date of this Order, or (3) Tecumseh, for actions within the boundaries of the Site before the effective date of this Order. This Covenant does not apply to, and WDNR waives no rights or authority to take enforcement action with respect to, PCBs deposits beyond the Site, specifically, below the dam at Hayton.

      I.    Access to Records and Record Retention

            1. WDNR is entitled to have access at all reasonable times to, and to obtain copies upon request of all data, sampling information, analytical results, field notes, modeling information, reports, and other such documents related to the Work performed hereunder. The parties may assert claims of business confidentiality, attorney client privilege, and other such privilege in connection with such documents in accordance with Applicable Law.

            2. TRC Companies, any replacement contractor, and Tecumseh shall preserve all records and documents relating to the Work hereunder for a period of five (5) years following completion of the Work. Thereafter, the records and documents shall be delivered to WDNR.

      J.    Community Relations

            TRC Companies and WDNR agree to cooperate jointly in the development and implementation of an appropriate community relations program applicable to Work at the Site, including the preparation of appropriate Work- related materials for public dissemination.

      K.    Notices and Submissions

            1. Documents, including but not limited to reports, approvals, disapprovals, and other correspondence which must be submitted or delivered under this Consent Order, shall be hand-delivered or delivered by overnight delivery or certified mail, return receipt requested, to the recipient party(ies) at the following address(es), or any other address(es) that the Party(ies) may designate in writing:

As to Wisconsin Department of Natural Resources:

              Wisconsin Department of Natural Resources WT/2
              101 South Webster
              P.O. Box 7921
              Madison, WI 53707
              Attn: Jim Baumann

With a copy of all notices to:

              Wisconsin Department of Natural Resources LS/5
              101 South Webster
              P.O. Box 7921
              Madison, WI 53707
              Attn: Deborah D. Johnson

As to TRC Companies:

              TRC Companies, Inc.
              21 Technology Drive
              Irvine, CA 92618
              Attn: Mike Salmon

As to Tecumseh Products Company:

              Tecumseh Products Company
              100 East Patterson Street
              Tecumseh, MI 49286
              Attn: Jim Nicholson

With a copy to:

              Greenberg Traurig, LLP
              2700 Two Commerce Square
              2001 Market Street
              Philadelphia, PA 19103
              Attn: Stephen C. Jones

       L.     Binding Agreement

            This Order shall be binding upon TRC Companies and Tecumseh and their respective successors and assigns.

      M.    Stipulated Penalties

            1. TRC Companies shall be liable for payment to WDNR of the sums set forth below as stipulated penalties for each day that TRC Companies fails to comply with a work schedule or payment schedule in accordance with the requirements contained in this Consent Order, unless WDNR determines that such a failure or delay is attributable to force majeure as defined herein or is otherwise approved by WDNR. Such sums shall be due and payable within thirty
(30) days of receipt of written notification from WDNR specifically identifying the noncompliance and assessing penalties, unless TRC Companies invokes the dispute resolution procedures set forth in section C. Stipulated penalties for violations of this Consent Order shall accrue in the amount of $250.00 for the first fifteen (15) business days, and $500.00 for each business day thereafter.

            2. The stipulated penalties set forth herein shall not preclude WDNR from electing to pursue any other remedy or sanction because of TRC Companies' failure to comply with any of the terms of this Consent Order, including a suit to enforce the terms of this Consent Order. Said stipulated penalties shall not preclude WDNR from seeking statutory penalties up to the amount authorized by law if TRC Companies fails to comply with any requirements of this Consent Order.

            3. Interest shall accrue on late payments. Payments shall be made in accordance with instructions provided by WDNR in the written demand. If TRC Companies fails to pay stipulated penalties when due, WDNR may institute proceedings to collect the penalties, as well as interest.

                                RIGHT TO AMEND

      The Department reserves the right to amend this Consent Order by the issuance of another administrative order if such action is necessary for the protection of the environment, public health, safety or welfare.


Dated at Madison, Wisconsin, this____day of December, 2004

STATE OF WISCONSIN
DEPARTMENT OF NATURAL RESOURCES
BY:
______________________________________         ________________________________
Scott Hassett, Secretary                          Date

                                    WAIVER

      Tecumseh and TRC Companies hereby waive notice and their right to demand a contested case hearing before the Department of Natural Resources, regarding the requirements of this Consent Order, under s. 227.42, Wis. Stats., or any other provision of law, and waive their statutory right to challenge this Consent Order in court under ss. 227.52 and 227.53, Wis. Stats., except that in any proceeding initiated by the Department to enforce the terms of this Consent Order, Tecumseh, TRC Companies and any replacement contractor may defend on the basis that the Department's resolution of disputed matters hereunder was arbitrary and capricious, in addition to any other defenses that are available under this Consent Order or Applicable Law.

The parties whose signatures appear below, or on separate signature pages, hereby agree to the terms of this Consent Order. Each person signing the Consent Order represents ands warrants that he or she has been duly authorized to execute this agreement and legally bind their respective parties to this Consent Order.

TECUMSEH PRODUCTS COMPANY, A Michigan Corporation

By: /s/ James S. Nicholson                               12/21/04
    -------------------------------                   -----------------------
    Printed Name: JAMES S. NICHOLSON                  Date:
    Title: V.P. TREASURER & CFO

TRC COMPANIE,S INC., a Delaware Corporation

By: /s/ Michael C. Salmon                                12/20/04
    ------------------------------                    -----------------------
    Printed Name: MICHAEL C. SALMON                   Date:
    Title:  SENIOR VICE PRESIDENT

                                   Exhibit A

ACORD,   CERTIFICATE OF LIABILITY INSURANCE     OP ID W2      DATE(MM/DD(YYYY)
                                                TECUPRO        12/27/04
--------------------------------------------------------------------------------------------------
PRODUCER                                THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION

Hylant Group - Cleveland                ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER.
6225 Oak Tree Blvd                      THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE
Cleveland OH 44131                      COVERAGE AFFORDED BY THE POLICIES BELOW.
Phone: 216-447-1050  Fax: 216-447-4088  ----------------------------------------------------------
                                        INSURERS AFFORDING COVERAGE                      NAIC #
--------------------------------------------------------------------------------------------------
INSURED                                 INSURER A: Amer Int'l Specialty Lines Inc.       26883
                                        ----------------------------------------------------------
      Tecumseh Products Company         INSURER B:
      TRC Environmental Solutions       ----------------------------------------------------------
                                        INSURER C:
                                        ----------------------------------------------------------
                                        INSURER D:
                                        ----------------------------------------------------------
                                        INSURER E:
--------------------------------------------------------------------------------------------------

COVERAGES

      Legal  Liability CC
-----------------------------------------------------------------------------------------------------------------------------------
      THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED
      NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY
      REQUIREMENT TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH
      RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN . THE
      INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE
      TERMS. EXCLUSIONS AND CONDITIONS OF SUCH POLICIES AGGREGATE LIMITS SHOWN
      Legal  Liability CC
------------------------------------------------------------------------------------------------------------------------------------
INSR ADD C                                                    POLICY EFFECTIVE POLICY EXPIRATION
LTR 1NSR D     TYPE OF INSURANCE               POLICY NUMBER  DATE (MM/DD/YY)  DATE (MM/DD/YY)               LIMITS
------------------------------------------------------------------------------------------------------------------------------------
            GENERAL LIABILITY                                                                  EACH OCCURRENCE           $30,000,000
            [ ] COMMERCIAL GENERAL LIABILITY                                                   -------------------------------------
            [ ] [X] CLAIMS MADE [ ] OCCUR                                                      DAMAGE TO RENTED
            [ ]                                                                                PREMISES(Ea occurence)    $
            ---------------------------------                                                  -------------------------------------
            [ ]                                                                                MED Exp(Any one person)   $
            ---------------------------------                                                  -------------------------------------
            GEN'L AGGREGATE LIMIT APPLIES PER                                                  PERSONAL & ADV INJURY     $
            [X] POLICY [ ] PROJECT [ ] LOC                                                     -------------------------------------
                                                                                               GENERAL AGGREGATE         $
                                                                                               -------------------------------------
                                                                                               PRODUCTS - COMP/OP AGG    $
                                                                                               -------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            AUTOMOBILE LIABILITY                                                               COMBINED SINGLE LIMIT     $30,000,000

            [ ] ANY AUTO                                                                       -------------------------------------
            [ ] ALL OWNED AUTOS                                                                BODILY INJURY             $30,000,000
            [ ] SCHEDULED AUTOS
            [ ] HIRED AUTOS                                                                    -------------------------------------
            [ ] NON-OWNED AUTOS                                                                BODILY INJURY             $30,000,000
            [ ]                                                                                -------------------------------------
            ---------------------                                                              PROPERTY DAMAGE           $30,000,000
            [ ]
------------------------------------------------------------------------------------------------------------------------------------
            GARAGE LIABILITY                                                                   AUTO ONLY - EA ACCIDENT   $
            [ ] ANY AUTO                                                                       -------------------------------------

            [ ]                                                                                OTHFR THAN      EA ACC    $
                                                                                               AUTO ONLY:      ---------------------
                                                                                                                  AGG    $
------------------------------------------------------------------------------------------------------------------------------------
            EXCESS/UMBRELLA LIABILITY                                                          EACH OCCURENCE            $
            [ ] OCCUR  [ ] CLAIMS MADE                                                         -------------------------------------
                                                                                               AGGREGATE                 $
                                                                                               -------------------------------------
                                                                                                                         $
                                                                                               -------------------------------------
                                                                                                                         $
            [ ] DEDUCTIBLE                                                                     -------------------------------------
            [ ] RETENTION     $                                                                                          $
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WC STATUTORY
                                                                                                  LIMITS            OTHER
                                                                                               -------------------------------------
      WORKERS COMPENSATION AND
      EMPLOYERS' LIABILITY                                                                     E.L EACH ACCIDENT         $
                                                                                               -------------------------------------
      ANY PROPRIETOR/PARTNER/EXECUTIVE
      OFFICERS/MEMBER EXCLUDED?                                                                E.L DISEASE - EA EMPLOYEE $
                                                                                               -------------------------------------
      If yes. describe under                                                                   E.L DISEASE - POLICY
      SPECIAL PROVISIONS below                                                                 LIMIT                     $
------------------------------------------------------------------------------------------------------------------------------------
      OTHER                                                  12/31/04            12/31/34                                $41,141,063
      TRC Exit Strategy
      Legal Liability CC
------------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS VEHICLES/EXCLUSIONS ADDED BY
ENDORSEMENT/SPECIAL PROVISIONS

Legal Liability Select Cleanup Cost Cap Policy-Policy covers Tecumseh Plant
Site in New Holstein, WI, Operable Units 1-4 of Hayton Area Remediation Project and various offsite risks downgradient of Hayton Millpond

-----------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE HOLDER                                                          CANCELLATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                SAMP E-1              SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED
      Wisconsin Department of Natural Resources                       BEFORE THE EXPIRATION DATE THEREOF. THE ISSUING INSURER
      *Amounts listed are in excess of funded notional                WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN
      commutation amount of $10,306,558                               NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT. BUT
                                                                      FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF
                                                                      ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.
                                                                      -------------------------------------------------------------
                                                                      AUTHORIZED REPRESENTATIVE
                                                                      /s/ [ILLIGEBLE]
-----------------------------------------------------------------------------------------------------------------------------------

ACORD 25 (2001/08)                                   (C) ACORD CORPORATION 1988

                                   Exhibit B

                               STATEMENT OF WORK
                        REMEDIAL DESIGN, ACTION & LONG-
                        TERM MONITORING AND MAINTENANCE

                         HAYTON AREA REMEDIATION PROJECT
                            NEW HOLSTEIN, WISCONSIN

            I. PURPOSE

            II. PERFORMANCE STANDARDS

                  A. Operable Units 2-4

                  B. Habitat Preservation and Enhancement

                  C. Hexavalent Chromium Plume Remediation

            III. WORK TO BE PERFORMED

                  A. PCB Remediation

                        1.    Remedial Design Study

                        2.    Remedial Design

                        3.    Quality Assurance Project Plan

                        4.    Field Sampling Plans

                        5.    Health and Safety Plan

                        6.    Community Relations Support

                        7.    Remedial Construction

                        8.    Operation, Maintenance and Long Term Monitoring

                        9.    Closure Certification Document

                  B. Hexavalent Chromium

                        1.    Remedial Design

                        2.    Quality Assurance Project Plan

                        3.    Field Sampling Plans

                        4.    Health and Safety Plan

                        5.    Remedial Construction

                        6.    Operation, Maintenance and Long Term Monitoring

                        7.    Closure Certification Document


I. PURPOSE

The purpose of this Statement of Work (SOW) is to set forth requirements for implementation of the remedial action for the Hayton Area Remediation Project
(HARP), Operable Unit (OU) 2 (Lower), OU3 and OU4, and hexavalent chromium in ground water at the Tecumseh Plant. The project is located in Calumet County, Wisconsin, and includes sections of Pine Creek and Hayton Millpond which contain sediments with elevated levels of PCBs, and the Tecumseh Plant within the City of New Holstein. The remedial action includes implementation of design studies, preparation and approval of remedial designs, and implementation of the approved remedial designs.

In conducting work specified in this SOW, TRC shall follow WDNR-approved remedial design documents and work plans; and any additional guidance provided by U.S. EPA for implementing the remedial action at the HARP. Implementation of this SOW shall result in achieving a surface weighted average concentration
(SWAC) of PCBs that is protective to human health and the environment.

II. PERFORMANCE STANDARDS

TRC shall adhere to approved performance standards for the implementation of remedial action for PCB-affected sediments in Operable Units 2-4 (OU2-4). These performance standards shall include cleanup standards, standards of control, and quality criteria set forth by WDNR and EPA as well as approved deliverables under this SOW. These performance standards are consistent with the cleanup objectives and are necessary to ensure that the remedy is protective of human health and the environment.

A. OPERABLE UNITS 2-4

TRC shall demonstrate that removal and disposal of PCB sediments is completed in accordance with established performance standards. The methods for achieving the objectives for this treatment area will be set forth in the remedial design and work plans and will be based on the results of design studies and investigations that have been or will be completed for the site. Operations, maintenance and monitoring plans will be prepared and implemented to document performance standards for the project are achieved and maintained.

B. HABITAT PRESERVATION AND ENHANCEMENT

TRC shall take all appropriate measures during remedial design, construction, and site maintenance to avoid and minimize adverse impacts to the aquatic environment. These measures are anticipated to result in short-term and long-term improvements in fishery conditions. The measures include, but are not limited to, incorporation of best-design features and/or materials into remedial construction and compensatory mitigation plans that protect or enhance ESA-listed species, or protect, create or restore critical freshwater habitat.

C. HEXAVALENT CHROMIUM PLUME REMEDIATION

TRC will work with WDNR to develop site-specific Residual Contaminant Levels
(RCLs) for chromium that reflect current and potential future site conditions. The hexavalent chromium plume will be remediate to comply with the risk-based RCLs.

III. WORK TO BE PERFORMED

A. PCB REMEDIATION

1. REMEDIAL DESIGN STUDY

Prior to Remedial Design for OU4, TRC shall implement an field investigation to characterize contaminant conditions in OU4. The remedial design will be developed based on the findings of this investigation. Any investigation activities necessary to supplement information for Lower OU2 and OU3 will be performed concurrent with the remediation in these areas. TRC contemplates performing the OU4 investigation and the OU2/OU3 remedial construction/investigation during the first year of field work under this contract.

The remedial design study would be described in a workplan/field sampling plan submitted to WDNR for review and approval. The design study would be accompanied by a Quality Assurance Project Plan (QAPP, described below). Following approval of the workplan, TRC would implement the design study, and when completed would submit a report describing the results.

2. REMEDIAL DESIGN

This SOW requires TRC to conduct the Remedial Action (RA) according to an approved Remedial Design and Remedial Action Work Plan. The scope of work for this remedial action (outlined below) will be incorporated into the Remedial Design and Remedial Action Work Plan:

      Lower OU2 and OU3

      - Temporary diversion of the existing creek/stream flow in order to facilitate geomorphic characterization and selective removal of PCB sediments from existing stream channel, banks, and floodplain areas to meet a SWAC that is approvable by WDNR;

      -     Installation of sediment traps, as necessary to monitor results;

      OU4

      - Selective removal of PCB-impacted sediments and/or placement of enhanced natural recovery layers to meet a SWAC that is approvable by WDNR;

      - The OU4 pond may be temporarily or permanently removed to facilitate remedial construction. If permanently removed, then the embankment would be removed and former aquatic areas would be converted to uplands.

Sediments with PCB concentrations less than 50 mg/kg that are generated by removal activities in OUs 2 through 4 would be disposed of at a WDNR-approved disposal site. This disposal site may be specially constructed by TRC for this project or an existing State-permitted facility would be used. Sediments and soils with PCB concentrations greater than 50 mg/kg would be disposed of at an EPA-approved TSCA disposal site.

TRC will prepare the remedial designs in two submittals to WDNR: the first to address remedial work in OUs 2 and 3, and the other to address remedial work in OU4. The remedial designs shall include engineering plans and specifications that are required to perform the work. If a specially-constructed landfill will be used for disposal of the sediments, then the remedial design plans would include all the information required by WDNR to approve such a landfill (i.e., demonstration of compliance with siting criteria, etc. to allow a "low hazard exemption" to be granted). If the existing embankment is removed, the remedial design plans will include information required by WDNR for decommissioning such structures.

TRC shall be responsible for implementing additional work elements necessary for successful implementation of remedial actions at HARP. Additional details on each task are provided below. All deliverables submitted in response to WDNR and EPA comments shall include a revised final document that incorporates modifications made to address the comments, and a transmittal that responds directly to each comment and identifies how the comment was addressed in the deliverable.

TRC will pay fees to WDNR for their costs incurred in supervising the work to the extent authorized in NR 749, Wisconsin Adminstrative Code.,

3. QUALITY ASSURANCE PLAN (QAPP)

TRC shall develop a site-specific Quality Assurance Project Plan (QAPP), covering sample analysis and data handling for samples collected in all phases of future site work, based upon guidance and feedback from WDNR and EPA. The QAPP shall be consistent with the requirements of the WDNR. The QAPP shall, at a minimum, include:

            1.    Project Description

                    -     Facility Location and History

                    -     Past Data Collection Activity

                    -     Project Scope


            2.    Project Organization and Responsibility

            3.    Data Management Plan

                    -     Describe tracking, sorting, retrieving data

                    -     Identify software for data storage,

                    -     Minimum data requirements & data format

                    -     Data backup procedures

                    -     Submission of data in format(s) acceptable to EPA

            4.    Quality Assurance Objectives for Measurement Data

                    -     Level of Quality Control Effort

                    -     Accuracy, Precision, and Sensitivity of Analysis

                    -     Completeness Representativeness and Comparability

            5.    Sampling Procedures

            6.    Sample Custody

                    -     Field Specific Custody Procedures

                    -     Laboratory Chain-of-Custody Procedures

            7.    Calibration Procedures and Frequency

                    -     Field Instruments/Equipment

                    -     Laboratory Instruments

            8.    Analytical Procedures

                    -     Non-Contract Laboratory Program Analytical Methods

                    -     Field Screening and Analytical Protocol

                    -     Laboratory Procedures

            9.    Internal Quality Control Checks

                    -     Field Measurements

                    -     Laboratory Analysis


            10.   Data Reduction, Validation, and Reporting

            11.   Performance and System Audits

            12.   Preventive Maintenance

                    -     Routine Preventive Maintenance Procedures and
                          Schedules

                    -     Field Instruments/Equipment

                    -     Laboratory Instruments

            13. Specific Routine Procedures to Assess Data Precision, Accuracy, and Completeness

                    -     Field Measurement Data

                    -     Laboratory Data

            14.   Corrective Action

                    -     Sample Collection/Field Measurement

                    -     Laboratory Analysis

            15.   Quality Assurance Reports to Management

                    -     Acceptance and rejection data sheets

                    -     Problem identification and corrective measure reports

                    -     Evaluation reports

                    -     Acceptance reports

                    -     Final documentation

The QAPP address quality assurance activities and procedures for sampling that occurs throughout all phases of the project from the remedial design studies to long term monitoring.. The QAPP should, at a minimum, address the following project elements.

design sampling, upland disposal site sampling (if necessary), construction monitoring, water quality monitoring during construction, long-term monitoring, and other sampling requirements as needed.

4. FIELD SAMPLING PLAN

TRC shall develop field sampling plans to perform any field sampling work that is necessary as part of the remedial work. The Field Sampling Plans (FSP) describe sampling objectives, locations, frequency, parameters, procedures, and schedule. The FSPs will be submitted to WDNR for review and approval. Specifically, FSPs will be prepared for at least the following two activities:

                  WATER QUALITY MONITORING PLAN

                  Water quality monitoring must be performed during sediment removal to implementation impacts and assure compliance with Clean Water Act Section 404 water quality certification that will be required for this project.

                  CONFIRMATION SAMPLING PLAN

                  Prior to closure request, a statistically based monitoring/sampling program will be implemented to verify that performance standards have been met following remedial construction.

5. HEALTH AND SAFETY PLAN (HASP)

TRC shall develop a health and safety plan which is designed to protect on-site personnel and area residents and workers from physical, chemical, and all other hazards posed by this remedial action. The safety plan shall establish the performance levels and criteria necessary to address the following areas:

                  -      Facility Description

                  -      Personnel

                  -      Levels of protection

                  -      Safe work practices and safe guards

                  -      Medical surveillance

                  -      Personal and environmental air monitoring

                  -      Personal protective equipment

                  -      Personal hygiene

                  -      Decontamination-personal and equipment

                  -      Site work zones

                  -      Contaminant control

                  -      Contingency and emergency planning, including SPCC

                  -      Logs, reports, and record keeping

The safety plan shall follow WDNR and EPA guidance as well as all OSHA requirements as outlined in 29 C.F.R. 1910 and 1926.

6. COMMUNITY RELATIONS SUPPORT

TRC will cooperate with WDNR in the implementation of an appropriate community relations program applicable to Work at the Site, including cooperating with WDNR in the preparation of appropriate Work-related materials for public dissemination. TRC will also engage in public communications/relations to actively facilitate support for the proposed remedy. This may include entering into site access arrangements as well as meeting with community members and leaders to define and address their concerns.

7. REMEDIAL CONSTRUCTION

TRC shall implement remedial construction operations using the remedial elements that will be outlined in the following list of documents to be prepared and submitted to WDNR for approval prior to initiating construction. The required contents of each of these documents are briefly described below.

      A. REMEDIAL ACTION WORK PLAN

      TRC shall submit a Remedial Action (RA) Work Plan which includes a detailed description of the remediation and construction activities, including how those construction activities are to be implemented by TRC and subcontractors, and coordinated with WDNR and EPA. As such, the RA Work Plan will include an organizational chart indicating lines of communication and the roles and responsibilities of the various members of the project team. The RA Work Plan will also describe the methods and equipment that will be used, and sequencing of the project activities. The RA Work Plan shall include a project schedule for each major activity and submittal of deliverables that are generated during the remedial action.

      B. CONSTRUCTION QUALITY ASSURANCE PLAN (CQAP)

      TRC shall submit a Construction Quality Assurance Plan (CQAP) which describes the site-specific components of the performance measurement methods and quality assurance program which shall ensure that the completed project meets or exceeds all performance standards and design criteria, plans and specifications. The CQAP shall be submitted along with the Remedial Design Plan. The CQAP shall contain the following elements:

                  i. Organizational structureof the CQA program and team.

                  ii. Qualifications. Establish the minimum training and experience of the Construction Quality Assurance (CQA) Official and supporting inspection personnel, and the necessary qualifications of the remedial construction contractor and any subcontractor(s), as appropriate.

                  iii. Inspection and verification activities. Establish the observations and tests that will be required to monitor the construction and/or installation of the components of the remedial action. The CQAP shall include the scope and frequency of each type of inspection to be conducted. Inspections shall be required to measure compliance with environmental requirements and ensure compliance with all health and safety procedures.

            iv. Sampling activities. Establish requirements for quality assurance sampling activities including the sampling protocols, sample size, locations, frequency of testing, acceptance and rejection data sheets, problem identification and corrective measures reports, evaluation reports, acceptance reports, and final documentation. Establish a construction contingency plan which provides criteria for corrective action and includes a description and schedule of corrective actions to be implemented in the event that such criteria are exceeded during implementation of the remedial action.

            v. Documentation. Reporting requirements for CQA activities shall be described in detail in the CQAP. This shall include procedures for updating and maintaining records such items as daily summary reports, inspection data sheets, health and safety reports, problem identification and corrective measures reports, activity logs, laboratory reports, emergency reports, chain of custody forms, maintenance and monitoring data, design acceptance reports, and final documentation. A description of the provisions for final storage of all records consistent with state and federal requirements shall be included.

            vi. Field Changes. Describe procedures for processing design changes and securing WDNR/EPA review and approval of such changes to ensure changes conform to performance standards, requirements of this SOW, are consistent with Cleanup Objectives, and are protective of human health and the environment.

            vii. Final Reporting. Identify all final CQAP documentation to be submitted to WDNR/EPA in the Remedial Action Construction Report, or other deliverables and submissions.

C. RA PROGRESS REPORTS AND MEETING
TRC shall prepare RA progress reports on a regular basis throughout the RA. Report frequency shall be determined through mutual agreement between the TRC and the WDNR/EPA. At a minimum, TRC shall address the following at progress reports:

      -     General progress of construction with respect to RA schedule;

      -     Problems encountered and associated action items;

      - Pending design, personnel or schedule changes requiring WDNR/EPA review and approval;

                  - Results of any RA verification sampling and associated decisions and action items.

            TRC will also conduct progress meetings as necessary with the WDNR to discuss issues and progress.

            D. REMEDIAL ACTION COMPLETION REPORT

            A Remedial Action Completion Report shall be submitted after construction is complete and all performance standards have been attained, but where OMMP requirements will continue to be performed. The written report shall include a summary of all information (e.g., long-term monitoring data) demonstrating that performance standards have been attained. In the report, a registered professional engineer and TRC Project Coordinator shall state that the remedial action has been constructed in accordance with the design drawings and specifications. The written report shall include as-built drawings signed and stamped by a professional engineer, and other supporting documentation to demonstrate the CQAP was followed.

      8. OPERATION, MAINTENANCE AND LONG TERM MONITORING (OMLM)

TRC shall submit for WDNR approval, a post-remedial action Operation, Maintenance, & Long Term Monitoring Plan (OMLMP) and QAPP (or amendments to the remedial design QAPP). The objective of the OMLMP monitoring is to verify the continued long-term effectiveness of the remedy in protecting human health and the environment. The scope at a minimum includes the operation, maintenance and monitoring for the existing sediment trap (OU-1) and any others installed to verify remediation results. Such activities include collecting sediments, replacing peat, and ultimately trap removal. The OMLMP may include:


                        - monitoring to ensure that recontamination of sediment removal areas has not occurred;

                        - monitoring and evaluating the effectiveness of Enhanced

                        -     Natural Recovery (ENR) if necessary;

                        - monitoring and evaluating the long-term remedial actions;

                        - establishing a schedule of inspections and monitoring;

                        - defining objective criteria for determining when maintenance is necessary; defining objective criteria for determining whether design criteria and performance standards are being met, as well as establishing contingency actions that address thresholds or criteria that are exceeded.

      The final OMLMP will be periodically reviewed and revised as necessary, under WDNR/EPA direction and approval.

      The OMLMP shall be composed of the following elements:

                        1. Description of normal operation and maintenance:

                              a. Description of tasks to achieve each
                                 monitoring objective;

                        b. Description of tasks for maintenance;

                        c. Schedule showing frequency of each OMLMP.

                  2. Description of routine monitoring and laboratory
                     testing:

                        a. Description of monitoring tasks;

                        b. Description of data quality objectives;

                        c. Description of required data collection
                        (including sample type, number, location and frequency, sampling equipment and methods), laboratory tests, and their interpretation;

                        d. Description of equipment, installation of monitoring components, maintenance of site equipment, and replacement schedule for equipment and installed components:

                        e. Required quality assurance and quality control, HASP, & FSP (or addenda);

                        f. Schedule of monitoring frequency

                        g. Schedule for reporting results;

                        h. Description of verification sampling procedures if Confirmation Numbers or performance standards are exceeded in routing monitoring; and

                        i. If necessary, description of the monitoring necessary during implementation of habitat mitigation and after implementation to evaluate its success.

                  3. Corrective Action:

                        a. A process will be defined in the plan to address
                           any corrective actions that may be necessary.

                  4. Description of procedures modifying the OMLMP.

                  5. Recordkeeping and reporting:

                        a. Periodic reports will be submitted to WDNR that
                           describe the ongoing operations and maintenance and to provide the results of monitoring.

                        b. TRC shall preserve all records and documents
                           relating to the work for a period of five years following completion of the Work. Thereafter, the records and documents shall be delivered to WDNR if necessary.

9. CLOSURE CERTIFICATION DOCUMENT

Once the remedial construction is complete and the performance objectives have been demonstrated, the TRC project manager will submit an application to WDNR requesting a "no-further action" closure certification.


B. HEXAVALENT CHROMIUM

1. REMEDIAL DESIGN

The hexavalent chromium plume is characterized adequately for remedial design. TRC will design a two component approach to remediate the hexavalent chromium plume: In-Situ biological remediation will be used in the core area of the plume to reduce the chromium from the hexavalent oxidation state to the much less toxic tri-valent oxidation state; at the fringe/leading edge of the plume, phytoremediation will be used to control/contain the lower concentration ground water.

The remedial design will be submitted to WDNR for approval in a report. The report will include plans and specifications, and supporting information for the proposed approach (including treatability test data, if necessary).

2. QUALITY ASSURANCE PROJECT PLAN

TRC shall develop a site-specific Quality Assurance Project Plan (QAPP), covering sample analysis and data handling for samples collected in all phases of future site work, based upon guidance and feedback from WDNR and EPA. The QAPP shall be consistent with the requirements of the WDNR. The QAPP shall, at a minimum, include:

                  1. Project Description

                        -     Facility Location and History

                        -     Past Data Collection Activity

                        -     Project Scope

                  2. Project Organization and Responsibility

                  3. Data Management Plan

                        -     Describe tracking, sorting, retrieving data

                        -     Identify software for data storage,

                        -     Minimum data requirements & data format

                        -     Data backup procedures

                        -     Submission of data in format(s) acceptable to EPA

                  4. Quality Assurance Objectives for Measurement Data

                        -     Level of Quality Control Effort

                        -     Accuracy, Precision, and Sensitivity of Analysis

                        -     Completeness Representativeness and Comparability

                  5. Sampling Procedures

                  6. Sample Custody

                        -     Field Specific Custody Procedures

                        -     Laboratory Chain-of-Custody Procedures

                  7. Calibration Procedures and Frequency

                        -     Field Instruments/Equipment

                        -     Laboratory Instruments

                  8. Analytical Procedures

                        -Non-Contract Laboratory Program Analytical Methods

                        -Field Screening and Analytical Protocol

                        -Laboratory Procedures

                  9. Internal Quality Control Checks

                        -Field Measurements

                        -Laboratory Analysis


                  10. Data Reduction, Validation, and Reporting

                  11. Performance and System Audits

                  12. Preventive Maintenance

                        -Routine Preventive Maintenance Procedures and
                         Schedules

                        -Field Instruments/Equipment

                        -Laboratory Instruments

                  13. Specific Routine Procedures to Assess Data Precision, Accuracy, and Completeness

                        -Field Measurement Data

                        -Laboratory Data

                  14. Corrective Action

                        -Sample Collection/Field Measurement

                        -Laboratory Analysis

                  15. Quality Assurance Reports to Management

                        -Acceptance and rejection data sheets

                        -Problem identification and corrective measure
                         reports

                        -Evaluation reports

                        -Acceptance reports

                        -Final documentation

The QAPP address quality assurance activities and procedures for sampling that occurs throughout all phases of the project from the remedial design studies to long term monitoring. The QAPP should, at a minimum, address the following project elements: design sampling, water quality monitoring, long-term monitoring, and other sampling requirements as needed.

3. FIELD SAMPLING PLANS

TRC shall develop field sampling plans to perform any field sampling work that is necessary as part of the remedial work. The Field Sampling Plans (FSP) describe sampling objectives, locations, frequency, parameters, procedures, and a schedule. The FSPs will be submitted to WDNR for review and approval.

4. HEALTH AND SAFETY PLAN

TRC shall develop a health and safety plan which is designed to protect on-site personnel and area residents and workers from physical, chemical, and all other hazards posed by this remedial action. The safety plan shall establish the performance levels and criteria necessary to address the following areas:

                  -      Facility Description

                  -      Personnel

                  -      Levels of protection

                  -      Safe work practices and safe guards

                  -      Medical surveillance

                  -      Personal and environmental air monitoring

                  -      Personal protective equipment

                  -      Personal hygiene

                  -      Decontamination -- personal and equipment

                  -      Site work zones

                  -      Contaminant control

                  -      Contingency and emergency planning, including SPCC

                  -      Logs, reports, and record keeping

The safety plan shall follow WDNR and EPA guidance as well as all OSHA requirements as outlined in 29 C.F.R. 1910 and 1926.

5. REMEDIAL CONSTRUCTION

TRC shall implement remedial construction operations using the remedial elements that will be outlined in the following list of documents to be prepared and submitted to WDNR for approval prior to initiating construction. The required contents of each of these documents are briefly described below.

      A. REMEDIAL ACTION WORK PLAN

      TRC shall submit a Remedial Action (RA) Work Plan which includes a detailed description of the remediation and construction activities, including how those construction activities are to be implemented by TRC and subcontractors, and coordinated with WDNR and EPA. As such, the RA Work Plan will include an organizational chart indicating lines of communication and the roles and responsibilities of the various members of the project team. The RA Work Plan will also describe the methods and equipment that will be used, and sequencing of the project activities. The RA Work Plan shall include a project schedule for each major activity and submittal of deliverables that are generated during the remedial action.

B. CONSTRUCTION QUALITY ASSURANCE PLAN (CQAP)

TRC shall submit a Construction Quality Assurance Plan (CQAP) which describes the site-specific components of the performance measurement methods and quality assurance program which shall ensure that the completed project meets or exceeds all performance standards and design criteria, plans and specifications. The CQAP shall be submitted along with the Remedial Design Plan. The CQAP shall contain the following elements:

                  i. Organizational structureof the CQA program and team.

                  ii. Qualifications. Establish the minimum training and experience of the Construction Quality Assurance (CQA) Official and supporting inspection personnel, and the necessary qualifications of the remedial construction contractor and any subcontractor(s), as appropriate.

                  iii. Inspection and verification activities. Establish the observations and tests that will be required to monitor the construction and/or installation of the components of the remedial action. The CQAP shall include the scope and frequency of each type of inspection to be conducted. Inspections shall be required to measure compliance with environmental requirements and ensure compliance with all health and safety procedures.

                  iv. Sampling activities. Establish requirements for quality assurance sampling activities including the sampling protocols, sample size, locations, frequency of testing, acceptance and rejection data sheets, problem identification and corrective measures reports, evaluation reports, acceptance reports, and final documentation. Establish a construction contingency plan which provides criteria for corrective action and includes a description and schedule of corrective actions to be implemented in the event that such criteria are exceeded during implementation of the remedial action.

                  v. Documentation. Reporting requirements for CQA activities shall be described in detail in the CQAP. This shall include procedures for updating and maintaining records such items as daily summary reports, inspection data sheets, health and safety reports, problem identification and corrective measures reports, activity logs, laboratory reports, emergency reports, chain of custody forms, maintenance and monitoring data, design acceptance reports, and final
                  documentation.   A description of the provisions for final
                  storage of all records consistent with state and federal requirements shall be included.

                  vi. Field Changes. Describe procedures for processing design changes and securing WDNR/EPA review and approval of such changes to ensure changes conform to performance standards, requirements of this SOW, are consistent with Performance Standards, and are protective of human health and the environment.

                  vii. Final Reporting. Identify all final CQAP documentation to be submitted to WDNR/EPA in the Remedial Action Construction Report, or other deliverables and submissions.

      C. RA PROGRESS REPORTS AND MEETINGS

      TRC shall prepare RA progress reports on a regular basis throughout the RA. Report frequency shall be determined through mutual agreement between the TRC and the WDNR/EPA. At a minimum, TRC shall address the following at progress reports:

            -     General progress of construction with respect to RA schedule;

            -     Problems encountered and associated action items;

            - Pending design, personnel or schedule changes requiring WDNR/EPA review and approval;

            - Results of any RA verification sampling and associated decisions and action items.


      TRC will also conduct progress meetings as necessary with the WDNR to discuss issues and progress.

      D. REMEDIAL ACTION COMPLETION REPORT

      A Remedial Action Completion Report shall be submitted after construction is complete and all performance standards have been attained, but where OMMP requirements will continue to be performed. The written report shall include a summary of all information (e.g., long-term monitoring data) demonstrating that performance standards have been attained. In the report, a registered professional engineer and TRC Project Coordinator shall state that the remedial action has been constructed in accordance with the design drawings and specifications. The written report shall include as-built drawings signed and stamped by a professional engineer, and other supporting documentation to demonstrate the CQAP was followed.

6. OPERATION, MAINTENANCE AND LONG TERM MONITORING (OMLM)

TRC shall submit for WDNR approval, a post-remedial action Operation, Maintenance, & Long Term Monitoring Plan (OMLMP) and QAPP (or amendments to the remedial design QAPP). The objective of the OMLMP monitoring is to verify the continued long-term effectiveness of the remedy in protecting human health and the environment. This may include:

                  - monitoring of groundwater to verify that concentrations are declining and that the remediation is effective;

                  - monitoring process parameters to assure that the remediation systems are operating effectively;

                  -     establishing a schedule of inspections and monitoring;

                  - defining objective criteria for determining when maintenance is necessary; defining objective criteria for determining whether design criteria and performance standards are being met, as well as establishing contingency actions that address thresholds or criteria that are exceeded.

The final OMLMP will be periodically reviewed and revised as necessary, under WDNR/EPA direction and approval.

The OMLMP shall be composed of the following elements:

                  1. Description of normal operation and maintenance:

                        a. Description of tasks to achieve each monitoring objective;

                        b. Description of tasks for maintenance;

                        c. Schedule showing frequency of each OMLMP.
                  2. Description of routine monitoring and laboratory testing:


                        a. Description of monitoring tasks;

                        b. Description of data quality objectives;

                        c. Description of required data collection (including sample type, number, location and frequency, sampling equipment and methods), laboratory tests, and their interpretation;

                        d. Description of equipment, installation of monitoring components, maintenance of site equipment, and replacement schedule for equipment and installed components:

                        e. Required quality assurance and quality control, HASP, & FSP (or addenda);

                        f. Schedule of monitoring frequency

                        g. Schedule for reporting results;

                        h. Description of verification sampling procedures if Confirmation Numbers or performance standards are exceeded in routing monitoring; and

                        i. If necessary, description of the monitoring necessary during implementation of habitat mitigation and after implementation to evaluate its success.

                  3. Corrective Action:

                        b. A process will be defined in the plan to address any corrective actions that may be necessary.

                  4. Description of procedures modifying the OMLMP.

                  5. Recordkeeping and reporting:

                        c. Periodic reports will be submitted to WDNR that describe the ongoing operations and maintenance and to provide the results of monitoring.

                        d. TRC shall preserve all records and documents relating to the work for a period of five years following completion of the Work. Thereafter, the records and documents shall be delivered to WDNR if necessary.

7. CLOSURE CERTIFICATION DOCUMENT

Once the remedial construction is complete and the performance objectives have been demonstrated, the TRC project manager will submit an application to WDNR requesting a "no-further action" closure certification.

17